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                                                                     EXHIBIT 2.2


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

IN RE                                 )
                                      )
FIRST CITY BANCORPORATION             )       CASE NO. 392-39474-HCA-11
OF TEXAS, INC.,                       )       CHAPTER 11
                                      )
               DEBTOR                 )       HEARING SET: JUNE 11, 2001
                                      )                    1:45 P.M.

                            ORDER TO EXTEND TERM OF
                FIRST CITY LIQUIDATING TRUST AND CLOSE THE CASE

          On June 11, 2001, came on to be heard State Street Bank and Trust Company of Connecticut, N.A., Trustee of First City Liquidating Trust's ("FCLT") Amended Motion to Extend Term of First City Liquidating Trust ("Trust") and Close the Case, and after reviewing the pleadings, evidence and arguments of counsel, the Court is of the opinion that the Trust should be extended, and that the bankruptcy case be closed; IT IS THEREFORE

          ORDERED that the term of First City Liquidating Trust shall be extended through and including January 3, 2004; and it is further

          ORDERED that the Court hereby enters a final decree closing the above-referenced Chapter case of the Debtor.

          SIGNED this 11th day of June, 2001.



                                        /s/ HAROLD C. ABRAMSON
                                        ----------------------------------------
                                        Harold C. Abramson,
                                        UNITED STATES BANKRUPTCY JUDGE